Filed pursuant to Rule 433
Dated May 2, 2007

Relating to
Pricing Supplement No. 280  dated May 2, 2007 to
Registration Statement No. 333-131266

Global Medium-Term Notes, Series F

Three Month LIBOR Floating Rate Senior Notes Due 2009
Federal Funds (Open) Floating Rate Senior Notes Due 2009
One Month LIBOR Floating Rate Senior Notes Due 2010
Three Month LIBOR Floating Rate Senior Notes Due 2010

Three Month LIBOR Floating Rate Senior Notes Due 2009
Issuer:	Morgan Stanley
Principal Amount:	$1,250,000,000
Maturity Date:	May 7, 2009
Trade Date:	May 2, 2007
Original Issue Date (Settlement):	May 7, 2007
Interest Accrual Date:	May 7, 2007
Issue Price (Price to Public):	100%
Agents’ Commission:	0.15%
All-in Price:	99.85%
Net Proceeds to Issuer:	$1,248,125,000
Base Rate:	LIBOR Reuters
Reporting Service:	Reuters (Page LIBOR01)
Spread (plus or minus):	Plus 0.05%
Index Maturity:	Three months
Index Currency:	U.S. Dollars
Interest Payment Period:	Quarterly
Interest Payment Dates:	Each February 7, May 7, August 7 and November 7, commencing August 7, 2007
Day Count Convention:	Actual/360
Initial Interest Rate:	The Base Rate plus 0.05%; to be determined by the Calculation Agent on the second London banking day prior to the Original Issue Date
Initial Interest Reset Date:	August 7, 2007
Interest Reset Dates:	Each Interest Payment Date
Interest Reset Period:	Quarterly
Specified Currency:	U.S. Dollars (“$”)
Minimum Denomination:	$100,000 and integral multiples of $1,000 in excess thereof
Business Day:	New York
CUSIP:	61747YBJ3
ISIN:	US61747YBJ38
Issuer Ratings:	Aa3 / A+ / AA-
Agents:	Morgan Stanley & Co. Incorporated and such other agents as shall be named in the above-referenced Pricing Supplement
Global Settlement:	Through The Depository Trust Company, Euroclear or Clearstream, Luxembourg

Federal Funds (Open) Floating Rate Senior Notes Due 2009
Issuer:	Morgan Stanley
Principal Amount:	$750,000,000
Maturity Date:	May 7, 2009
Trade Date:	May 2, 2007
Original Issue Date (Settlement):	May 7, 2007
Interest Accrual Date:	May 7, 2007
Issue Price (Price to Public):	100%
Agents’ Commission:	0.15%
All-in Price:	99.85%
Net Proceeds to Issuer:	$748,875,000
Base Rate:	Federal Funds (Open) Rate
Reporting Service:	Reuters as the successor service to Moneyline Telerate, with Reuters page 5 as the successor to Telerate page 5
Spread (plus or minus):	Plus 0.15%
Index Maturity:	N/A
Index Currency:	N/A
Interest Payment Period:	Quarterly
Interest Payment Dates:	Each February 7, May 7, August 7 and November 7, commencing August 7, 2007
Day Count Convention:	Actual/360
Initial Interest Rate:	The Base Rate plus 0.15%; to be determined by the Calculation Agent on the business day prior to the Original Issue Date
Initial Interest Reset Date:	May 8, 2007
Interest Reset Dates:	Each business day
Interest Reset Period:	Daily
Specified Currency:	U.S. Dollars (“$”)
Minimum Denomination:	$100,000 and integral multiples of $1,000 in excess thereof
Business Day:	New York
CUSIP:	61747YBK0
ISIN:	US61747YBK01
Issuer Ratings:	Aa3 / A+ / AA-
Agents:	Morgan Stanley & Co. Incorporated and such other agents as shall be named in the above-referenced Pricing Supplement
Global Settlement:	Through The Depository Trust Company, Euroclear or Clearstream, Luxembourg

One Month LIBOR Floating Rate Senior Notes Due 2010
Issuer:	Morgan Stanley
Principal Amount:	$750,000,000
Maturity Date:	May 7, 2010
Trade Date:	May 2, 2007
Original Issue Date (Settlement):	May 7, 2007
Interest Accrual Date:	May 7, 2007
Issue Price (Price to Public):	100%
Agents’ Commission:	0.20%
All-in Price:	99.80%
Net Proceeds to Issuer:	$748,500,000
Base Rate:	LIBOR Reuters
Reporting Service:	Reuters (Page LIBOR01)
Spread (plus or minus):	Plus 0.11%
Index Maturity:	One month
Index Currency:	U.S. Dollars
Interest Payment Period:	Monthly
Interest Payment Dates:	The 7th of each month, commencing June 7, 2007
Day Count Convention:	Actual/360
Initial Interest Rate:	The Base Rate plus 0.11%; to be determined by the Calculation Agent on the second London banking day prior to the Original Issue Date
Initial Interest Reset Date:	June 7, 2007
Interest Reset Dates:	Each Interest Payment Date
Interest Reset Period:	Monthly
Specified Currency:	U.S. Dollars (“$”)
Minimum Denomination:	$100,000 and integral multiples of $1,000 in excess thereof
Business Day:	New York
CUSIP:	61747YBL8
ISIN:	US61747YBL83
Issuer Ratings:	Aa3 / A+ / AA-
Agents:	Morgan Stanley & Co. Incorporated and such other agents as shall be named in the above-referenced Pricing Supplement
Global Settlement:	Through The Depository Trust Company, Euroclear or Clearstream, Luxembourg

Three Month LIBOR Floating Rate Senior Notes Due 2010
Issuer:	Morgan Stanley
Principal Amount:	$1,000,000,000
Maturity Date:	May 7, 2010
Trade Date:	May 2, 2007
Original Issue Date (Settlement):	May 7, 2007
Interest Accrual Date:	May 7, 2007
Issue Price (Price to Public):	100%
Agents’ Commission:	0.20%
All-in Price:	99.80%
Net Proceeds to Issuer:	$998,000,000
Base Rate:	LIBOR Reuters
Reporting Service:	Reuters (Page LIBOR01)
Spread (plus or minus):	Plus 0.10%
Index Maturity:	Three months
Index Currency:	U.S. Dollars
Interest Payment Period:	Quarterly
Interest Payment Dates:	Each February 7, May 7, August 7 and November 7, commencing August 7, 2007
Day Count Convention:	Actual/360
Initial Interest Rate:	The Base Rate plus 0.10%; to be determined by the Calculation Agent on the second London banking day prior to the Original Issue Date
Initial Interest Reset Date:	August 7, 2007
Interest Reset Dates:	Each Interest Payment Date
Interest Reset Period:	Quarterly
Specified Currency:	U.S. Dollars (“$”)
Minimum Denomination:	$100,000 and integral multiples of $1,000 in excess thereof
Business Day:	New York
CUSIP:	61747YBM6
ISIN:	US61747YBM66
Issuer Ratings:	Aa3 / A+ / AA-
Agents:	Morgan Stanley & Co. Incorporated and such other agents as shall be named in the above-referenced Pricing Supplement
Global Settlement:	Through The Depository Trust Company, Euroclear or Clearstream, Luxembourg

The issuer has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

Prospectus Supplement Dated January 25, 2006
Prospectus Dated January 25, 2006